SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2007

LifeCare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

333-133319

Delaware	51-0372090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5560 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

(469) 241-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 7, 2007 LifeCare Holdings, Inc. notified the lenders under its existing Senior Secured Credit Facilities (the “Facilities”) that it intends to seek certain amendments to the Facilities. However, there can be no assurances that such lenders will agree to an amendment on the terms to be proposed by LifeCare Holdings, Inc. or at all. The Facilities consist of a term loan with an outstanding principal balance of approximately $249.9 million at September 30, 2007 and a revolving credit facility. A copy of the credit agreement and the related security agreement have been filed as exhibits to the Registration Statement on Form S-4 filed by LifeCare Holdings, Inc. on April 14, 2006 and a copy of amendment No. 1 to the credit agreement has been filed as an exhibit to the Current Report on Form 8-K filed by LifeCare Holdings, Inc. on May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECARE HOLDINGS, INC. (Registrant)

Date: November 7, 2007	/s/ William Hamburg
Name: William Hamburg
Title: Chief Executive Officer